Exhibit 10.2

AMENDMENT
OF
EMPLOYMENT AGREEMENT

        THIS AMENDMENT, dated as of this 2nd day of July, 2007, by and between LIFETIME BRANDS, INC., a Delaware corporation (the “Employer”), and ROBERT McNALLY (the “Executive”).

W I T N E S S E T H:

        WHEREAS, the Employer and the Executive entered into an Employment Agreement dated as of June 7, 2007 (the “Employment Agreement”) pursuant to which the Employer employed the Executive as its Vice President– Finance, Chief Financial Officer and Treasurer on the terms and conditions therein set forth; and

        WHEREAS, the Employer and the Executive desire to amend the Schedule of Terms and Conditions attached to the Employment Agreement to change the Executive’s title and management position and responsibilities thereunder.

        NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

        1.     Definitions: Capitalized terms used herein shall have the meanings set forth in the Employment Agreement unless otherwise defined herein.

        2.     Amendment. Effective as of July 2, 2007, the Schedule of Terms and Conditions of the Employment Agreement is hereby amended in its entirety to read as set forth in the Schedule of Terms and Conditions attached to this Amendment.

        3.     No Other Amendment. Except as specifically provided in this Amendment, the Employment Agreement shall not be modified or amended in any manner whatsoever and shall remain in full force and effect.

        4.     Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York (determined without regard to the choice of law provisions thereof), and the parties consent to jurisdiction in the United States District Court for the Southern District of New York.

        5.     Counterparts. This Amendment may be executed by the parties hereto in counterparts, each of which shall be deemed an original, but both such counterparts shall together constitute one and the same document.

        IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the day and year first written above.

LIFETIME BRANDS, INC. By: /s/ Jeffrey Siegel Jeffrey Siegel Chief Executive Officer and President EXECUTIVE /s/ Robert Mc Nally Robert McNally

EXECUTIVE EMPLOYMENT AGREEMENT

FOR

ROBERT McNALLY

SCHEDULE OF TERMS AND CONDITIONS

Schedule 1:	Date of Agreement: June 7, 2007
Schedule 2:	(a) Title and Management Position; Responsibilities Vice President
Schedule 3:	(b) Initial Term Commencement Date: June 7, 2007
(c) Initial Term Expiration Date: August 31, 2007
Schedule 4:	Reporting Authority: Chief Executive Officer
Schedule 5:	Principal Office Location: Garden City, New York
Schedule 6:	Base Salary per annum: $275,018
Schedule 7:	Automobile: use of 2005 Cadillac.
Schedule 8:	Severance Expiration Date: The Severance Expiration Date shall be six (6) months after the Termination Date.
Schedule 9:	Restricted Period: The Restricted Period shall be the twelve (12) month period immediately following the Termination Date.

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